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                                                                    EXHIBIT 10.4

                               LICENSE AGREEMENT

LICENSE AGREEMENT made this 31st day of January, 1996 by and between Novoste Corporation, a Florida Corporation located at 4350-C International Blvd. Norcross, GA 30093 ("Novoste"), and Spencer B. King III, M.D. ("Dr. King").

                                   RECITALS:

A. Novoste, a highly-reputed medical technology development company with a successful track record of proprietary innovative devices, is developing a system to treat restenosis with radiation ("Project Beta System") as defined hereunder.

B. Novoste anticipates that the Project Beta System will yield a commercially viable catheter system, Transfer Device and accessories to be used in the field of Interventional Cardiology (the "Product").

C. Dr. King has agreed to allow Novoste to use his name in connection with the Sales and Marketing of the Product, all in the terms hereinafter set forth.

Now Therefore, based on the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.  License.  Dr. King hereby grants Novoste the exclusive right but not the
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obligation to utilize his name (the "Name") in connection with the marketing, advertising, sales and distribution of the Product in the field of Interventional Cardiology, and, to sublicense others to do so. Dr. King represents and covenants that such grant does not conflict with any other license rights heretofore granted any entity or person and that he will not in the future license any entity or person in any manner that may conflict with the rights hereby licensed to Novoste. Dr. King further represents and warrants that this agreement does not conflict with any agreements with Emory University or its policy.

2.  Term.  This agreement shall run for the life of the patent or ten (10) years
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from the date hereof (the "Term"), unless terminated earlier pursuant to Section
7 hereinbelow. The license granted hereunder is subject to Novoste's obtaining Dr. King's written approval prior to Novoste's initial use of Dr. King's name.

3.  Royalties.  Novoste agrees to pay Dr. King a sum equal to the greater of (a)
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XXXXX (XXXXX%) of all Net Sales (defined below) of the Product or (b) in the event that Novoste sells the Product at a unit price less than five hundred

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Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX".

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dollars ($500.00), XXXXX (XXXXX%) of Net Sales will be calculated as though the sales price of each unit of the Product sold were five hundred dollars ($500.00). The royalty payment shall be paid to Dr. King within sixty (60) days of the last day of each calendar quarter during the Term based on Net Sales for the Calendar quarter then recently ended. Net Sales shall mean the gross invoice price actually paid by a purchaser of a Royalty-bearing Product to Novoste, an affiliate of Novoste, a sublicensee of Novoste, or any other party authorized by Novoste to sell Royalty-bearing Products (net of rebates, refunds, replacements or credits allowed to purchasers for return of Royaltybearing Products or as reimbursement for damaged Royalty-bearing Products, discounts, sales, use or value-added taxes, duties, shipping and transportation charges, insurance and allowances, commissions paid to non-employee outside salesmen or distributors, import and custom duties, and any separately itemized cost or expense for handling or disposing of radioactive catheters, transfer devices or other materials).

Notwithstanding "Net Sales Price" shall not in any event include any consideration paid to Novoste, its Affiliates, sublicensees or authorized agents for the sale, lease, use, service, acquisition, handling, or disposal of radioactive isotopes or other radiation sources.

The royalty obligations described in this Section 3 shall apply even if Novoste does not use Dr. King's name in association with the sale, marketing, advertising and distribution of the Product, and shall be assumed by any purchaser or licensee of the Project Beta System so that any sales of the Product made by such purchaser or licensee shall result in the payment of royalties to Dr. King. Unless Dr. King does not allow Novoste or asks Novoste to remove his name from the Product, then Novoste will not be obligated to pay any royalty on Products sold without the use of Dr. King's name. Novoste hereby covenants that any purchase, sale or license agreement with respect to the Project Beta System shall require the third party purchaser to assume all of Novoste's royalty payment obligations under this Agreement. Royalties shall be payable for the time period of the greater of the life of any patent issued on the Product or ten (10) years from the date hereof (the Term).

4.  Statements and Payments.  Novoste agrees to keep complete and accurate
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records and books of accounts relating to sales of the Product for five years and, within sixty (60) days after the end of each calendar quarter, to furnish Dr. King at his address designated in Section 18 hereinbelow, a statement in writing showing in reasonable detail: (a) the gross sales of the Product, if any, for such calendar quarter and, on a cumulative basis, (b) a computation of Net Sales showing the amount of each allowable deduction from the gross sales of the Product; and (c) the payment, if any due to Dr. King at such time. The foregoing statement shall accompany the royalty payment payable pursuant to
Section 3 hereinabove.

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Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as "XXXXX".

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5.  Audit.  Novoste hereby grants Dr. King the right, exerciseable once per year
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(non-cumulatively), to inspect, audit, investigate accounts and records of
Novoste relating only to the sale and/or distribution of the Product for the purpose of determining the sufficiency and accuracy thereof and the correctness of the statements and payments made by Novoste. Such inspection, investigation and/or audit of such books, accounts and records shall be at Dr. King's expense and take place during normal business hours upon reasonable notice by Dr. King, provided, however, that if such audit indicates that Novoste underpaid Dr. King by five percent (5%) or more for any quarter, Novoste shall be responsible for the cost of such audit. All books and records relating to the sales of the Product shall be kept available by Novoste for at least five (5) years after the date of sale.

6.  Lifetime Cap.  The maximum total royalty payment payable to Dr. King
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hereunder shall be five million dollars ($5,000,000.00) cumulatively.  Once all royalty payments reach the maximum amount, the provisions of Sections 3, 4 and 5 shall terminate and no further royalties are due on the sale of the Product.

7.  Termination.  Dr. King may terminate this agreement upon the occurrence of
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any one of the following events:

     (a) if Novoste shall have failed to make any payment due hereunder on the date such payment is due;

     (b) if Novoste shall fail to deliver any of the statements required to be delivered hereunder or to make available for inspection, investigation and/or audit its books and records pursuant to the provisions hereof;

     (c) if upon one or more inspections, investigations and/or audits, it is determined that for each of two (2) consecutive calendar quarters, the royalty amounts paid by Novoste were less than ninety percent (90%) of the amounts due to Dr. King in such periods; or

     (d)  if Novoste shall:

         (i) file a petition in bankruptcy or for reorganization or for the adoption of the arrangement under any bankruptcy or insolvency act, or an answer or other pleading admittance of failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

         (ii) make an assignment for the benefit of its creditors;

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          (iii)  consent to the appointment of a receiver or trustee or custodian for all or a substantial part of its property or to the filing of a petition against it under any bankruptcy or insolvency act; or

          (iv)   be adjudicated a bankrupt organization.

In the event any of such events occur, Dr. King, if he desires to terminate this agreement, shall give notice of termination in writing to Novoste as provided hereunder. If Novoste shall fail to cure such event of default within ninety
(90) days of receipt of such notice, then this agreement shall terminate.

Novoste may terminate this Agreement for "cause". Cause means (a) willful misconduct on the part of Dr. King with respect to the business and affairs of Novoste, (b) Dr. King's conviction of any felony or any act involving fraud or moral turpitude, or (c) the suspension, revocation or cancellation of Dr. King's right to practice his profession in Georgia. If Novoste terminates for any of the above reasons, the provisions of Sections 3, 4, and 5 shall also terminate.

8.  Rights of Novoste Upon Termination or Expiration.  Upon the expiration or
    --------------------------------------------------
termination of this agreement for any reason, neither Novoste nor its receivers, representatives, trustees, agents, successors and/or assignees shall have any right to exploit or in any way use the Name in connection with the advertising, marketing, promotion, sales or distribution of the Product except in connection with the distribution and sale of remaining inventory, for which Novoste shall be responsible for the payment of all royalties in accordance with the terms hereof.

9.  Confidentiality Covenant.  Dr. King acknowledges that the trade secrets,
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information, ideas, research, methods, improvements and materials owned, licensed or developed by Novoste are and shall remain the sole and exclusive strictly confidential property of Novoste. All information and knowledge about Novoste and its products, services, methods, standards, specifications, procedures and techniques which are not public knowledge and such other data as Novoste may designate as confidential shall be kept strictly confidential by Dr. King, used only for the purposes authorized by Novoste. Dr. King covenants and agrees that during and after the termination of this Agreement (for five 5 years) neither he nor anyone associated with him shall copy or disclose to anyone or use for any purposes other than as authorized by Novoste any such confidential information.

10.  Assignment.  This agreement shall be binding upon and shall inure to the
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benefit of the parties hereto and their respective successors and assignees.

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   No assignment shall relieve any party from the responsibility for the performance of any accrued obligations which such party then has hereunder.

    11.  Relationship of the Parties.  The parties hereto agree that the status
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    of Dr. King is that of an independent contractor and that Dr. King is not a partner or legal representative of Novoste. Dr. King shall have no right or authority to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Novoste, or to bind Novoste in any manner.

    12.  No Waiver of Rights.  The failure of either party to enforce at any
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    time any of the provisions of this agreement, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of said provisions, rights or election, or in any way to affect the validity of this agreement.

    13.  Governing Law.  This agreement shall be governed by and construed and
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    enforced in accordance with the laws of the State of Georgia.

    14.  Legal Counsel.  The parties hereto agree that they each have been
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    represented by independent legal counsel in connection with the review and negotiation of this Agreement and the subject matter contained herein.

    15.  Attorneys' Fees.  In the event that either of the parties to this
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    agreement commence arbitration against the other party to this Agreement to enforce any of its or his rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' fees.

    16. Arbitration.  In the event that there is any dispute between the parties
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    hereto, the parties agree to submit the matter to binding arbitration in
    Atlanta, Georgia in accordance with the commercial rules of the American Arbitration Association then applicable before a panel of three arbitrators. The decision of the panel of arbitrators shall be final, binding and conclusive upon the parties hereto and judgment thereon may be entered in any court having jurisdiction. The costs of such arbitration shall be paid or reimbursed by the non-prevailing party.

       17.  Indemnification.  Dr. King and Novoste shall indemnify, defend and
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    hold the other harmless from and against any and all liabilities, suits, proceedings, claims, demands, debts, costs (including legal costs), obligations and actions of any kind by anyone allegedly arising from or connected with (a) the indemnifying party's violations of any federal or state law, rule or regulation, (b) the indemnifying party's actions or inaction's in furtherance of this Agreement, (c) the indemnifying party's breach or default in the performance of the obligations to be performed under this Agreement, (d) the indemnifying party's negligence, or (e) the indemnifying party's activities or

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operations.  The provisions of this paragraph in the case of Novoste shall extend to its executive management and authorized agents.

18. Communications.  All notices under this agreement shall be in writing
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and (unless otherwise specifically provided for herein) shall be deemed to have been given at the time when mailed, by registered mail, postage prepaid, addressed to either party hereto at the following addresses:

                           Spencer B. King III, M.D.
                           ------------------------
                           ------------------------
                              Novoste Corporation
                              4350-C International Blvd.
                              Norcross, GA 30093-3027
                              Attn: President

or to such changed address as such parties may have fixed by notice; provided, however, that any notice of any change of address shall be effective only upon receipt thereof.

19.  Severability.  If any provisions of this agreement shall be held to be
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invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this agreement, and this agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

20.  Further Assurances.  The parties each agree to execute any and all
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documents and perform any and all acts which may be reasonably requested by the other in furtherance of any of the provisions herein.

21.  Entire Agreement.  This agreement constitutes the entire final agreement
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between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning the subject matter hereof and may not be amended, modified or terminated except by a writing signed by the parties hereto.


IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

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                                      NOVOSTE CORPORATION

By:  /s/ Spencer B. King III M.D.    By: /s/ Thomas D. Weldon
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      Spencer B. King III M.D.          Thomas D. Weldon, President

Date:         1-31-96                Date:          1/31/96
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Witness: /s/                         Date:         1/31/96
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